Exhibit 99.1
SCHOLASTIC CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 29, 2015, Scholastic Inc., a wholly owned subsidiary of Scholastic Corporation (the "Company" and together with Scholastic Inc., the "Sellers") closed the previously announced sale of substantially all of the assets comprising the Sellers Educational Technology and Services (“EdTech”) business segment pursuant to the asset purchase agreement, dated as of April 23, 2015 (the “Asset Purchase Agreement”) with Houghton Mifflin Harcourt Publishing Company (the "Purchaser"). The consideration received by the Sellers (all in cash) was $577.7 million ($575.0 million purchase price, adjusted for estimated net working capital) of which $34.5 million was deposited in escrow for 18 months as security for potential indemnification obligations of the Sellers. The majority of such escrow is subject to release periodically over the next 14 months upon fulfillment of certain service levels under the transition services agreement between the Sellers and the Purchaser. The purchase price is subject to further final adjustment based upon a final closing statement. The sale included substantially all of the assets of the EdTech business segment including, but not limited to, current assets, accounts receivable, tangible personal property, certain leases, inventory, business products (including related intellectual property), rights under transferred contracts, rights of action and all associated goodwill and other intangible assets associated with the transferred assets.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on April 24, 2015 and incorporated herein by reference.

The following unaudited pro forma condensed consolidated financial statements are presented to comply with Article 11 of Regulation S-X and follow prescribed SEC regulations. The unaudited condensed consolidated pro forma financial statements do not purport to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project what the Company’s results of operations or financial position would have been for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition on a factually supported basis. Consequently, the Company was not permitted within the condensed consolidated pro forma financial statements to allocate to the disposed operations any indirect corporate overhead or costs, such as administrative corporate functions or any other costs that were shared with the retained business of the Company. As a result such costs are not reflected in the pro forma adjustments and are included in the retained business of the Company. Additionally, the unaudited condensed consolidated pro forma financial statements do not include costs associated with transferring the assets, liabilities or contracts resulting from the sale. The pro forma adjustments are described in the notes to the unaudited condensed consolidated pro forma financial statements.
The unaudited condensed consolidated pro forma financial statements have been prepared for informational purposes and to assist in the analysis of the Company’s sale of EdTech to the Purchaser. This information should be read together with the historical consolidated financial statements and related notes of Scholastic Corporation included in its Annual Report on Form 10-K for the year ended May 31, 2014 and its Quarterly Report on Form 10-Q for the quarter ended February 28, 2015.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended February 28, 2015 and the years ended May 31, 2014, May 31, 2013 and May 31, 2012, assume the sale occurred on the first day of the earliest fiscal period presented. The unaudited pro forma condensed consolidated balance sheet as of February 28, 2015, assumes the sale occurred on February 28, 2015. The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of the Company and are based on assumptions that management believes are reasonable in the circumstances.

SCHOLASTIC CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AT FEBRUARY 28, 2015 (Dollar amounts in millions)

	Scholastic	Pro Forma Adjustments		Scholastic Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$14.6	$543.2	A	$557.8
Restricted cash held in escrow	—	34.5	A	34.5
Accounts receivable, net	204.4	(27.2)	B	177.2
Inventories, net	341.4	(13.7)	B	327.7
Deferred income taxes	80.9	—		80.9
Prepaid expenses and other current assets	73.6	(0.5)	B	73.1
Current assets of discontinued operations	0.4	—		0.4
Total current assets	715.3	536.3		1,251.6
Property, plant and equipment, net	446.9	(1.9)	B	445.0
Prepublication costs	141.6	(89.9)	B	51.7
Royalty advances, net	41.2	(0.9)	B	40.3
Production costs	4.5	—		4.5
Goodwill	144.4	(22.7)	B	121.7
Other intangibles	11.3	(4.0)	B	7.3
Noncurrent deferred income taxes	5.1	—		5.1
Other assets and deferred charges	41.2	—		41.2
Total assets	$1,551.5	$416.9		$1,968.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Lines of credit, short-term debt and current portion of Long-term debt	$19.1	$—		$19.1
Capital lease obligations	0.6	(0.4)	B	0.2
Accounts payable	186.8	(9.9)	B	176.9
Accrued royalties	55.9	(5.0)	B	50.9
Deferred revenue	83.6	(35.1)	B	48.5
Other accrued expenses	161.2	185.3	C	346.5
Current liabilities of discontinued operations	0.9	—		0.9
Total current liabilities	508.1	134.9		643.0
Noncurrent Liabilities:
Long-term debt	65.0	—		65.0
Capital lease obligations	0.8	(0.5)	B	0.3
Other noncurrent liabilities	59.8	(0.3)	B	59.5
Total noncurrent liabilities	125.6	(0.8)		124.8

Stockholders’ Equity	917.8	282.8	D	1,200.6

Total liabilities and stockholders’ equity	$1,551.5	$416.9		$1,968.4

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

SCHOLASTIC CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS NINE MONTHS ENDED FEBRUARY 28, 2015 (Dollar amounts in millions, except per share data)

	Scholastic	Pro Forma Adjustments		Scholastic Pro Forma
Revenues	$1,331.5	$(173.9)	E	$1,157.6
Operating costs and expenses:
Cost of goods sold	638.9	(86.3)	E	552.6
Selling, general and administrative expenses (exclusive of depreciation and amortization)	627.5	(60.3)	E	567.2
Depreciation and amortization	38.0	(1.1)	E	36.9
Asset impairments	2.9	—		2.9
Total operating costs and expenses	1,307.3	(147.7)		1,159.6
Operating income (loss)	24.2	(26.2)		(2.0)
Interest expense, net	(2.6)	—		(2.6)
Gain (loss) on investments	0.6	—		0.6
Earnings (loss) from continuing operations before income taxes	22.2	(26.2)		(4.0)
Provision (benefit) for income taxes	9.7	(10.9)	F	(1.2)
Earnings (loss) from continuing operations	12.5	(15.3)		(2.8)
Earnings (loss) from discontinued operations, net of tax	(0.2)	—		(0.2)
Net income (loss)	$12.3	$(15.3)		$(3.0)
Basic and diluted earnings (loss) per Share of Class A and Common Stock
Basic:
Earnings (loss) from continuing operations	$0.38			$(0.09)
Earnings (loss) from discontinued operations, net of tax	$(0.01)			$(0.00)
Net income (loss)	$0.37			$(0.09)
Diluted:
Earnings (loss) from continuing operations	$0.37			$(0.09)
Earnings (loss) from discontinued operations, net of tax	$(0.00)			$(0.00)
Net income (loss)	$0.37			$(0.09)
Dividends declared per class A and common share	$0.450			$0.450

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

SCHOLASTIC CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TWELVE MONTHS ENDED MAY 31, 2014 (Dollar amounts in millions, except per share data)

	Scholastic	Pro Forma Adjustments		Scholastic Pro Forma
Revenues	$1,822.3	$(246.3)	E	$1,576.0
Operating costs and expenses:
Cost of goods sold	846.0	(110.9)	E	735.1
Selling, general and administrative expenses	812.5	(79.9)	E	732.6
Depreciation and amortization	61.4	(1.0)	E	60.4
Severance	11.3	(0.8)		10.5
Loss on leases and asset impairments	28.0	—		28.0
Total operating costs and expenses	1,759.2	(192.6)		1,566.6
Operating income (loss)	63.1	(53.7)		9.4
Interest Income	0.6	—		0.6
Interest Expense	(7.5)	—		(7.5)
Loss on investments and other	(5.8)	—		(5.8)
Earnings (loss) from continuing operations before income taxes	50.4	(53.7)		(3.3)
Provision (benefit) for income taxes	6.1	(22.0)	F	(15.9)
Earnings (loss) from continuing operations	44.3	(31.7)		12.6
Earnings (loss) from discontinued operations, net of tax	0.1	—		0.1
Net income (loss)	$44.4	$(31.7)		$12.7
Basic and diluted earnings (loss) per Share of Class A and Common Stock
Basic:
Earnings (loss) from continuing operations	$1.38			$0.39
Earnings (loss) from discontinued operations, net of tax	$0.01			$0.01
Net income (loss)	$1.39			$0.40
Diluted:
Earnings (loss) from continuing operations	$1.36			$0.39
Earnings (loss) from discontinued operations, net of tax	$0.00			$0.00
Net income (loss)	$1.36			$0.39
Dividends declared per class A and common share	$0.575			$0.575

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

SCHOLASTIC CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TWELVE MONTHS ENDED MAY 31, 2013 (Dollar amounts in millions, except per share data)

	Scholastic	Pro Forma Adjustments		Scholastic Pro Forma
Revenues	$1,792.4	$(226.0)	E	$1,566.4
Operating costs and expenses:
Cost of goods sold	829.6	(102.2)	E	727.4
Selling, general and administrative expenses	815.0	(76.7)	E	738.3
Depreciation and amortization	66.5	(1.1)	E	65.4
Severance	13.4	(0.2)		13.2
Loss on leases and asset impairments	0.0	—		0.0
Total operating costs and expenses	1,724.5	(180.2)		1,544.3
Operating income (loss)	67.9	(45.8)		22.1
Interest Income	1.2	—		1.2
Interest Expense	(15.7)	—		(15.7)
Loss on investments and other	0.0	—		0.0
Earnings (loss) from continuing operations before income taxes	53.4	(45.8)		7.6
Provision (benefit) for income taxes	17.6	(18.7)	F	(1.1)
Earnings (loss) from continuing operations	35.8	(27.1)		8.7
Earnings (loss) from discontinued operations, net of tax	(4.7)	—		(4.7)
Net income (loss)	$31.1	$(27.1)		$4.0
Basic and diluted earnings (loss) per Share of Class A and Common Stock
Basic:
Earnings (loss) from continuing operations	$1.12			$0.27
Earnings (loss) from discontinued operations, net of tax	$(0.15)			$(0.15)
Net income (loss)	$0.97			$0.12
Diluted:
Earnings (loss) from continuing operations	$1.10			$0.26
Earnings (loss) from discontinued operations, net of tax	$(0.15)			$(0.14)
Net income (loss)	$0.95			$0.12
Dividends declared per class A and common share	$0.500			$0.500

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

SCHOLASTIC CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TWELVE MONTHS ENDED MAY 31, 2012 (Dollar amounts in millions, except per share data)

	Scholastic	Pro Forma Adjustments		Scholastic Pro Forma
Revenues	$2,139.1	$(252.6)	E	$1,886.5
Operating costs and expenses:
Cost of goods sold	984.6	(104.6)	E	880.0
Selling, general and administrative expenses	878.5	(82.8)	E	795.7
Depreciation and amortization	68.8	(1.1)	E	67.7
Severance	14.9	(1.1)		13.8
Loss on leases and asset impairments	7.0	—		7.0
Total operating costs and expenses	1,953.8	(189.6)		1,764.2
Operating income (loss)	185.3	(63.0)		122.3
Interest Income	1.0	—		1.0
Interest Expense	(16.5)	—		(16.5)
Loss on investments and other	(0.1)	—		(0.1)
Earnings (loss) from continuing operations before income taxes	169.7	(63.0)		106.7
Provision (benefit) for income taxes	61.6	(25.6)	F	36.0
Earnings (loss) from continuing operations	108.1	(37.4)		70.7
Earnings (loss) from discontinued operations, net of tax	(5.7)	—		(5.7)
Net income (loss)	$102.4	$(37.4)		$65.0
Basic and diluted earnings (loss) per Share of Class A and Common Stock
Basic:
Earnings (loss) from continuing operations	$3.45			$2.25
Earnings (loss) from discontinued operations, net of tax	$(0.18)			$(0.18)
Net income (loss)	$3.27			$2.07
Diluted:
Earnings (loss) from continuing operations	$3.39			$2.21
Earnings (loss) from discontinued operations, net of tax	$(0.18)			$(0.18)
Net income (loss)	$3.21			$2.03
Dividends declared per class A and common share	$0.450			$0.450

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

SCHOLASTIC CORPORATION NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Dollar amounts in millions, except per share data)

1. Description of Transaction

On May 29, 2015, Scholastic Inc., a wholly owned subsidiary of Scholastic Corporation (the "Company" and together with Scholastic Inc., the "Sellers") closed the previously announced sale of substantially all of the assets comprising the Sellers Educational Technology and Services (“EdTech”) business segment pursuant to the asset purchase agreement, dated as of April 23, 2015 (the “Asset Purchase Agreement”) with Houghton Mifflin Harcourt Publishing Company (the "Purchaser"). The consideration received by the Sellers (all in cash) was $577.7 million ($575.0 million purchase price, adjusted for estimated net working capital) of which $34.5 million was deposited in escrow for 18 months as security for potential indemnification obligations of the Sellers. The majority of such escrow is subject to release periodically over the next 14 months upon fulfillment of certain service levels under the transition services agreement between the Sellers and the Purchaser. The purchase price is subject to further final adjustment based upon a final closing statement.

2. Pro Forma Adjustments

The pro forma adjustments made to the historical condensed consolidated financial statements of the Company are described as follows:

A.
Reflects proceeds of $540.5 million received in cash from the sale, $2.7 million in estimated net working capital adjustments, and $34.5 million held in escrow until the final determination of the working capital adjustment and fulfillment of certain service levels under the transition services agreement.

B.	Reflects the adjustments to eliminate the assets and liabilities sold related to EdTech.

C.
Reflects the estimated income taxes payable on the proceeds from the sale of EdTech. The income taxes payable were determined based on proceeds of $577.7 million less a basis of $104.8 million at a 40.2% tax rate, resulting in approximately $190.1 million. There were also $4.8 million of Other accrued expenses included in the sale of EdTech which total to a net increase of $185.3 million in Other accrued expenses as a result of the sale.

D.	Represents the cash proceeds of the transaction, the net asset value transferred to the Purchaser, less the estimated income taxes payable on the transaction.

E.	Represents the revenue and expenses directly attributable to the EdTech operations. The pro forma adjustments exclude the indirect and fixed costs allocated to the sold business.

F.	Reflects a tax provision based on the statutory rates in effect during the period.